Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com

Public Relations Alane Moran (206) 272-6850 a.moran@f5.com

F5 Networks Announces Results for the First Quarter of Fiscal 2005

Continuing strength in core business drives 66 percent year-over-year revenue growth, further improvement in profitability

SEATTLE, WA—January 19, 2005—For the first quarter of fiscal 2005, F5 Networks announced revenue of $60.0 million, a 20 percent increase over revenue of $50.2 million in the fourth quarter of fiscal 2004 and a 66 percent increase over revenue of $36.1 million in the first quarter a year ago. The company’s operating margin for the quarter was 24 percent, compared to 20 percent in the prior quarter and 11 percent in the first quarter of fiscal 2004.

Net income for first quarter of fiscal 2005 was $10.0 million ($0.26 per diluted share).

During the fourth quarter of 2004, F5 became subject to income taxes on U.S. income and also reversed the valuation allowance on U.S. deferred tax assets, resulting in net income of $15.8 million ($0.43 per diluted share), which included a net tax benefit of $5.5 million. To present prior results on a tax-affected basis that is comparable to the current period, the company’s financial statements include pro forma earnings for the first and fourth quarters of fiscal 2004. On a pro forma basis, excluding the net tax benefit resulting from the reversal of the valuation allowance and including a 37 percent provision for income taxes, net income for the fourth quarter of fiscal 2004 would have been $6.8 million ($0.18 per diluted share).

In the first quarter of fiscal 2004 the company reported net income of $3.8 million ($0.11 per diluted share). On a pro forma basis, net income for the first quarter of fiscal 2004 would have been $2.6 million ($0.08 per diluted share) had the company recorded a 37 percent provision for income taxes.

F5 president and chief executive officer John McAdam said the company’s strong revenue growth was driven by continuing strength in its core traffic management business across all geographic regions. In addition, McAdam said he believes the recent introduction of the company’s new products (the BIG-IP 6400, 3400 and 1500 running version 9 of the BIG-IP software), will expand its growth opportunities by enabling customers to secure, optimize and deliver their applications in ways that go

F5 Networks Announces Fiscal First Quarter Results

beyond traditional definitions of application traffic management. Leveraging the full-proxy architecture of the company’s new Traffic Management Operating System (TM/OS), BIG-IP’s advanced functionality includes delivery and optimization features such as IPv6 translation, universal persistence, error response handling, connection pooling, intelligent compression, L7 rate shaping and TCP optimization, as well as a number of security features, including cookie encryption, resource cloaking, advanced client authentication and selective content encryption.

During the first full quarter of shipment, McAdam said demand for the Version 9 BIG-IP products was strong, with sales of the new platforms accounting for 30 percent of application traffic management revenue.

In addition to continued improvement in profitability, McAdam said, the company’s strong revenue growth and leveraged business model enabled it to further strengthen its financial position. During the quarter, collections resulting in 42 days sales outstanding (DSO) contributed to a record $13.5 million in cash from operations and total cash and investments of $254 million at quarter end.

For the second quarter of fiscal 2005, McAdam said management believes the company will continue to grow sequentially and has set a target range of $63.0 million to $65.0 million in revenue with net income of $0.28 to $0.29 per diluted share.

About F5 Networks
F5 enables organizations to successfully deliver business-critical applications and gives them the greatest level of agility to stay ahead of growing business demands. As the pioneer and global leader in Application Traffic Management, F5 continues to lead the industry by driving more intelligence into the network to deliver advanced application agility. F5 products ensure the secure and optimized delivery of applications to any user — anywhere. Through its flexible and cohesive architecture, F5 delivers unmatched value by dramatically improving the way organizations serve their employees, customers and constituents, while lowering operational costs. The company is headquartered in Seattle, Washington with offices worldwide. For more information go to www.f5.com.

Forward Looking Statements
Statements in this press release concerning sequential growth, revenue and net income targets for the second quarter of fiscal 2005 and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: customer acceptance of our new traffic management and security offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and

F5 Networks Announces Fiscal First Quarter Results

effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets and the unpredictability of F5’s sales cycle. F5 has no duty to update any guidance provided or other matters discussed in this press release. More information about potential risk factors that could affect F5’s business and financial results is included in the company’s annual report on Form 10K for the fiscal year ended September 30, 2004, and other public filings with the Securities and Exchange Commission.

# # # #

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2004	2004
Assets
Current assets
Cash and cash equivalents	$23,803	$24,901
Investments	139,909	115,600
Accounts receivable, net of allowances of $3,269 and $3,161	28,101	22,665
Inventories	1,728	1,696
Deferred tax assets	4,619	4,494
Other current assets	8,495	5,776

Total current assets	206,655	175,132

Restricted cash	6,221	6,243
Property and equipment, net	12,969	11,954
Long-term investments	90,657	81,792
Deferred tax assets	32,966	26,886
Goodwill	50,067	50,067
Other assets, net	7,954	8,279

Total assets	$407,489	$360,353

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$7,746	$4,840
Accrued liabilities	16,537	17,668
Deferred revenue	29,046	28,064

Total current liabilities	53,329	50,572

Long-term liabilities	2,298	2,136

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 100,000 shares authorized 36,307 and 34,772 shares issued and outstanding	341,318	306,655
Accumulated other comprehensive loss	(937)	(498)
Retained earnings	11,481	1,488

Total shareholders’ equity	351,862	307,645

Total liabilities and shareholders’ equity	$407,489	$360,353

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,	September 30,	December 31,
	2004	2004	2003
Net revenues
Products	$46,397	$37,536	$26,376
Services	13,612	12,683	9,705

Total	60,009	50,219	36,081

Cost of net revenues
Products	10,528	8,489	5,849
Services	3,386	3,055	2,462

Total	13,914	11,544	8,311

Gross profit	46,095	38,675	27,770

Operating expenses
Sales and marketing	19,640	17,597	14,954
Research and development	6,974	6,764	5,444
General and administrative	5,006	4,463	3,347
Amortization of unearned compensation	—	—	10

Total operating expenses	31,620	28,824	23,755

Income from operations	14,475	9,851	4,015
Other income, net	1,387	891	184

Income before income taxes	15,862	10,742	4,199
Provision (benefit) for income taxes	5,869	(5,039)	398

Net income	$9,993	$15,781	$3,801

Net income per share – basic	$0.28	$0.46	$0.13

Weighted average shares – basic	35,577	34,593	30,159

Net income per share – diluted	$0.26	$0.43	$0.11

Weighted average shares – diluted	37,818	36,779	33,121

Reconciliation to pro forma results
Net income as reported		$15,781	$3,801
Provision (benefit) for income taxes as reported		(5,039)	398

Income before income taxes		10,742	4,199
Pro forma 37% provision for income taxes		3,975	1,554

Pro forma net income		$6,767	$2,645

Pro forma net income per share – diluted		$0.18	$0.08

Pro forma weighted average shares – diluted		36,779	33,121